Incorporated under the laws of Quebec Constituee sous 1'autorite de la Loi de Quebec SHARES / ACTIONSNUMBER / NUMER* Ttifies that lestent qm ^5860782 f, V'hpACTIO/Q111040 est le detenteur immatricule deis the registered holder of * SPECIMEN * GC5860782 * CA5362211040 * 0ACTI0NS ORDINAIRES COMMON SHARES * THE LION ELECTRIC COMfAm *i£ECiMEN *GC5860782 * CA5362211040 * 0ACTI0NS ORDINAIRES COMMON ,?HTOEZ:DRQof'r!^CTRIc COMPANY * SPECIMEN * GC586078 2 * CA5362211040 * OACTIONS ORDINAIRES COMMON SHARES * THE LION ELECTRIC CO MPANY * SPECIMEN * GC5860782 * CA5362211040 * OACTIONS ORDINAIRES COMMON SH ACTIONS ORDINAIRES SANS VALEUR NOMINALE, ENTIEREMENT LIBEREES ETNON SUSCEPT1BLES D'APPELS SUBSEQUENTS, DE LA COMPAGNIE ELECTRIQUE LION transferables seulement auxlivres de la Societe sur remise de ce certificat dument endosse par le detenteur personnellement ou par son procureur. Ce certificat ne deviendra valide qu'apres avoir ete contresigne par 1'agent des transferts et enregistre par I'agent charge de la tenue des registres de la Societe. FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF THE LION ELECTRIC COMPANY transferable only on the books of the Corporation upon surrender of this certificate properly endorsed by the holder hereof in person or by attorney. This certificate shall not become valid until countersigned by the transfer agent and registered by the registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by the facsimile signature of its duly authorized officers. EN FOI DE QUOI la Societe a fait signer ce certificat par le facsimile de la signature de ses dirigeants dument autorises. Countersigned and Regis AST Trust Company (Car Transfer Agent and Regisi American Stock Transfer • Trust Company, LLC as C Agent 1 resigne et'Enr mide fiducie. ansferts et a^> : des registres' Ter & Trust Cj ansferts A idateur By / Par:___ Authorized si] icesoftheASTTrust it the office of American Stock Les actions representees par ce c< bureaux principaux de la Societe Toronto ou au bureau de Amefrt MV Printed by DATA BUSINESS FORMS 5860782 VOIR LES INSTRUCTIONS DE SECURITE AU VERSOSECURITY INSTRUCTIONS ON REVERSE

SEC U R ITY IN STR U C TIO N S - IN STR U C TIO N S D E SEC U R ITE TH IS IS W A TERM A R K ED PA PER, D O N O T A CCEPT W ITH O U T N O TIN G W A TERM A RK . H O LD TO LIG H T TO V ERIFY W A TERM A RK . PA PIER FILIG RA N E, N E PA S A CCEPTER SA N S V ER IFIER LA PRESEN CE D U FILIG RA N E. PO U R CE FA IRE, PLA CER A LA LU M IERE. For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto Pour valeur reqae, le soussigne vend, cede et transfere a (Print name(s) of person(s) to whom the securities are being transferred and the address for the register / Ecrivez le nom de la ou des personnes a qui les litres sont transferes et 1'adresse pour le registre) (number of shares if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'ecrit, la totalite est presumee) shares/ actions of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints______________________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter: de la Societe representees par le present certificat et constitue et nomme irrevocablement par les presentes-----------------------------------------------procureur du ou des soussignes pour transferer lesdits titres avec plein pouvoir de substitution a cet egard: Dated / Fait le Signature Guarantee(s) * / Garantie des signatures* (the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut etre effectue sans une garantie acceptable de chaque signature) Transferor(s) Signature(s)* / Signature du ou des cedants* * Please read these instructions to make sure your transfer will be in acceptable form. For transfers signed by the registered holder(s), the signature(s) must correspond with the name(s) on the cerdficate(s) or statement in every particular, without any changes. The signature(s) on this form must also be guaranteed by one of the following methods: In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words "Medallion Guaranteed1'. In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words "Signature Guaranteed". Outside Canada and the US: holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution. * Veuillez lire les instructions qui suivent pour vous assurer que votre demande de transfert soil acceptable. Concemant les transferts signes par le(s) detenteur(s) inscrit(s), toute signature doit correspondre exactement avec le(s) nom(s) sur le ou les certificats, sans aucun changement. De plus, la signature doit etre garantie dime des foqons suivantes: Au Canada et aux Btats-Unis: une garantie de signature Medaillon doit etre obtenue du membre dim programme de garantie de signature Medaillon acceptable (STAMP, SEMP ou MSP). Un nombre de banques, caisses de credit et courtiers en valeurs mobilieres sont membre dim programme de garantie de signature Medaillon. Le garant doit apposer un timbre comportant les mots "Medallion Guaranteed" a 1'espace indique ci-haut. Au Canada: une garantie de signature doit etre obtenue d'une principale banque a charte canadienne de 1'Annexe I, qui n'est pas membre dim programme de garantie de signature Medaillon. Le garant doit apposer un timbre comportant les mots "Signature Guaranteed" ou "Signature garantie" a 1'espace indique ci-haut. A I'exterieur du Canada et des Stats-Unis: les detenteurs doivent obtenir une garantie dime institution financiere locale ayant une filiale au Canada ou aux £tats-Unis qui est membre d'un programme de garantie de signature Medaillon acceptable. La filiale veillera a ce que la signature fasse 1'objet d'une sur-garantie.